EXHIBIT 99.1

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NEWS RELEASE                                                      March 29, 2012


     FLEXIBLE SOLUTIONS ANNOUNCES FULL YEAR, 2011 FINANCIAL RESULTS Conference call is scheduled for March 30, 2012. See the time and dial in number below.

VICTORIA, BRITISH COLUMBIA, Mar 29, 2012 - FLEXIBLE SOLUTIONS INTERNATIONAL, INC. (NYSE Amex: FSI, FRANKFURT: FXT), is the developer and manufacturer of biodegradable polymers for oil extraction, detergent ingredients and water treatment as well as crop nutrient availability chemistry. Flexible Solutions also manufactures biodegradable and environmentally safe water and energy conservation technologies. Today the Company announces financial results for the full year ended December 31, 2011.

Mr. Daniel B. O'Brien, CEO, states, "We are very pleased to announce record revenue. 2011 revenue was 35% higher than revenue from the 2010 period and revenue growth is expected to continue in 2012 at a rate of 20 to 30 percent. Cash flow from operations increased by 50% in 2011. This allowed the Company to expand its working capital through lines of credit at very attractive rates."

     o Sales for the full year 2011 were $15,518,635, up 35%, when compared to $11,491,401 for full year 2010. The result was an after tax GAAP accounting net income of $182,990, or $0.01 per weighted average share, compared to an accounting net loss of $190,080, or $0.01 per weighted average share in full year 2010.

     o Non-GAAP operating cash flow: (for details see the following table). For the 12 months ending Dec. 31, 2011 net income (loss) reflects $586,196 of non-cash charges, net Income Taxes of $1,125,632 and New Factory Construction Costs of $895,768. When non-cash charges, income tax and other items, not related to current operations of the Company, are removed, the Company shows positive operating cash flow of $2,790,427 or $0.21 per share. This compares with 2010 operating cash flow of $1,908,365, or $0.14 per share.

     o FSI's NanoChem Division (a U.S. division) had significant taxable revenue in 2011, resulting in $1,125,632 of net income tax expensed compared to $690,180 in 2010. At the same time expensing of certain construction costs from the biomass factory in Canada resulted in a loss carry forward for that division. These expenses will be very valuable to the Canadian division in the near future, which will reduce taxable revenue as the biomass factory in Alberta comes on line.

The NanoChem division continues to be the dominant source of revenue and cash flow for the Company. New opportunities continue to unfold in detergent, water treatment, oil field extraction and agricultural use to further increase sales in this division. In past years, the NanoChem Division sales have been less volatile quarter to quarter. However, due to increasing sales to agriculture, revenue seasonality may be more apparent.

Mr. O'Brien continues, "I want to stress how hard our employees have worked as FSI survived the recession and returned to impressive levels of growth. Processes have been improved, our aspartic acid factory reached completion and new products have been developed that will drive our growth for years to come. I look forward to reporting more record quarters and years to the shareholders along with other important milestones."

Conference call

** CEO, Dan O'Brien has scheduled a conference call for 11:00am EST, 8:00am PST, Friday March 30, to discuss the financials. To attend this call, dial
1-877-941-0844 (or 1-480-629-9835). The conference call title, `Fourth Quarter Financials' maybe requested **

The above information and following table contain supplemental information regarding income and cash flow from operations for the 3 & 12 months respectively ended Dec. 31, 2011 and 2010. Adjustments to exclude depreciation, stock option expenses and one time charges are given. This financial information is a Non-GAAP financial measure as defined by SEC regulation G. The GAAP financial measure most directly comparable is net income. The reconciliation of each of the Non-GAAP financial measures is as follows:

                                       1

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                     FLEXIBLE SOLUTIONS INTERNATIONAL, INC.
                     --------------------------------------

                      Consolidated Statement of Operations
         For 3 & 12 Months Ended Dec. 31 (12 Months Operating Cash Flow)
                     (12 month audited / 3 month unaudited)
--------------------------------------------------------------------------------

                                                  3 and 12 month revenue ended
                                                             Dec. 31
                                                       2011           2010
                                                  ------------------------------
3 month                                                  3 month revenue
-------
                                                  ------------------------------
Revenue                                           $  3,369,898   $   2,596,082
                                                  ------------------------------
                                                        12 month revenue
                                                  ------------------------------
12 month
Revenue                                           $  15,518,635  $  11,491,401
Net income (loss) GAAP                            $     182,990  $    (190,080)
Net income (loss) per share GAAP                  $        0.01  $       (0.01)

12 month weighted average shares used in             13,272,049     13,962,567
computing per share amounts - basic GAAP
                                                  ------------------------------
                                                  12 month Operating Cash Flow
The following calculations begin with: Net                ended Dec. 31
income (loss) GAAP
                                                  ------------------------------
Operating cash flow (12 month). NON-GAAP -        $1,894,818 a,b   $1,038,129 a,b
Excludes: a and b as indicated and as listed
below

Operating cash flow (12 month). NON-GAAP -        $2,790,427 a,b,c $1,908,365 a,b,c
Excludes: a.b and c as indicated and as listed
below

Operating Cash flow per share (12 months) -
basic. NON-GAAP - Excludes: items "a,b and c"     $     0.21 a,b,c $     0.14 a,b,c
as indicated and as listed below.

Non-cash Adjustments (as per 12 month Statement   $  586,196 b     $  538,029 b
of Cash Flow)
Adjustments - other (as listed below)             $2,021,241 a,c   $1,560,416 a,c

12 month basic weighted average shares used in    13,272,049       13,962,567
computing per share amounts - basic GAAP

--------------------------------------------------------------------------------

Notes: certain items not related to "operations" of the Company have been excluded as follows.

a) NON-GAAP- "income tax (Net Income Tax: 2011 = $1,125,632, 2010 = $690,180)
b) NON-GAAP- Non-cash Adjustments for 2011 and 2010, "depreciation, stock compensation expenses, write down of investment and inventory, loss on sale of equipment, other expenses, and shares for service (see - Consolidated Statement of Cash Flow).
c) NON-GAAP- Other Non-operating adjustments - add "New factory construction costs (2011 = $895,768, 2010 = $870,236), deduct interest income (interest income: 2011 = $159, 2010 = $0) which are unrelated to the "current operations" of the Company.

Safe Harbor Provision
---------------------

The Private Securities Litigation Reform Act of 1995 provides a "Safe Harbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward looking statement with respect to events, the occurrence of which involve risks and uncertainties. These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the company is detailed from time to time in the Company's reports filed with the Securities and Exchange Commission.

                        Flexible Solutions International
                615 Discovery Street, Victoria, BC V8T 5G4 CANADA

                              Company Contacts
                              ----------------
                                  Flexible Solutions International - Head Office
                                                                     Jason Bloom
                                                               Tel: 250-477-9969
                                                               Tel: 800.661.3560
                                               Email: Info@flexiblesolutions.com
                                                      --------------------------

If you have received this news release by mistake or if you would like to be removed from our update list please reply to: laura@flxiblesolutions.com To find out more information about Flexible Solutions and our products, please visit www.flexiblesolutions.com


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